                                                                    EXHIBIT 23.2

                        [LETTERHEAD OF ARTHUR ANDERSEN]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
Greensboro, North Carolina
March 5, 2002